EXHIBIT 23.1
                                                                    ------------


            Consent of Independent Registered Public Accounting Firm



Harold's Stores, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 Nos. 33-68604, 33-63773, 333-41336, and 333-57174 of
Harold's Stores, Inc. of our report dated April 26, 2007, relating to the consolidated financial statements of Harold's Stores, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated April 26, 2007 relating to the financial statement schedule which appears in this Form 10-K.



                                                     /s/ BDO Seidman, LLP

Dallas, Texas

April 27, 2006